UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2016

Aerojet Rocketdyne Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (916) 355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 28, 2016, the Audit Committee of the Board of Directors (the “Audit Committee”) and management of Aerojet Rocketdyne Holdings, Inc. (the “Company”), after discussions with the Company’s independent public registered accounting firm, PricewaterhouseCoopers LLP (“PwC”), concluded that the consolidated financial statements as of and for the fiscal years ended November 30, 2013 and 2014, and the consolidated financial statements as of and for the quarter ended August 31, 2013, and the consolidated financial statements as of and for the quarters ended February 28, May 31 and August 31, 2014 and 2015, (collectively, the “Previously Issued Financial Statements”) need to be restated.  Accordingly, the Previously Issued Financial Statements referenced above and other financial data for such periods that related to that information should no longer be relied upon.  PwC and management reevaluated the purchase accounting associated with contracts acquired as part of the acquisition of the Pratt & Whitney Rocketdyne division (the “Rocketdyne Business”) from United Technologies Corporation in the quarter ended August 31, 2013 and the accounting for changes or modifications to one of the acquired Rocketdyne Business contracts beginning in the quarter ended February 28, 2014.  PwC previously audited the Company’s fiscal year 2013 and 2014 consolidated financial statements and reviewed each of the first three quarters of fiscal year 2015. The restatement has no effect on cash received from the Rocketdyne Business acquisition or cash flows generated from operating the Rocketdyne Business.

The Company intends to file as soon as practicable restated consolidated financial statements for fiscal 2013 and 2014 in the Company’s Annual Report on Form 10-K for the year ended November 30, 2015 (the “2015 Form 10-K”). In addition, the Company intends to include in the 2015 Form 10-K restated quarterly financial data for all quarters within fiscal 2014 and 2015, and Selected Financial Data for fiscal 2013 and 2014. Based on the information regarding prior years that the Company intends to include in its 2015 Form 10-K, the Company does not intend to file amendments to the Company’s Annual Reports on Form 10-K for the fiscal years ended on November 30, 2013 and 2014, respectively, or the Quarterly Reports on Form 10-Q for the three months ended August 31, 2013 and for the three months ended February 28, May 31, and August 31, 2014 and 2015, respectively.

When combined with the impact of adjustments in the Previously Issued Financial Statements, the Company anticipates that the correction of the matters described above generally will result in an increase to the Company’s loss from continuing operations before income taxes for fiscal 2013 of approximately $9.5 million to $11.5 million and a decrease to the Company’s loss from continuing operations before income taxes for fiscal 2014 and the nine months ended August 31, 2015 of approximately $5.0 million to $7.25 million and $0.25 million to $1.0 million, respectively. The Company is finalizing the review and quantification of these matters.

The Audit Committee of the Company and the Company’s executive management have discussed the matters disclosed in this Form 8-K pursuant to this Item 4.02(a) with the Company’s independent registered public accounting firm, PwC.

Management is assessing the effect and the impact of the above matters on its conclusion on internal control over financial reporting as of November 30, 2015. The Company will report its conclusion regarding the Company’s internal control over financial reporting and the effectiveness of its disclosure controls and procedures in the 2015 Form 10-K.

Caution Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements regarding materiality or significance, the quantitative effects of the consolidated restated financial statements, and any anticipated conclusions of the Audit Committee or the Company’s management with respect to the matters relating to the Company’s accounting. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results, as well as the Company’s expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of the Company’s disclosure controls and procedures and the effectiveness of the Company’s internal control over financial reporting, to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the risk that additional information may become known prior to the expected filing with the Securities and Exchange Commission of the 2015 Form 10-K or that other subsequent events may occur that would require the Company to make additional adjustments to its consolidated financial statements. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 1, 2016	AEROJET ROCKETDYNE HOLDINGS, INC.

	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President, Chief Financial Officer and Assistant Secretary